Exhibit (d)(10)

APPENDIX A

TO INVESTMENT MANAGEMENT AGREEMENT

Ivy Funds VIP Asset Strategy

Ivy Funds VIP Balanced

Ivy Funds VIP Bond

Ivy Funds VIP Core Equity

Ivy Funds VIP Dividend Opportunities

Ivy Funds VIP Energy

Ivy Funds VIP Global Bond

Ivy Funds VIP Growth

Ivy Funds VIP High Income

Ivy Funds VIP International Growth

Ivy Funds VIP Limited Term Bond

Ivy Funds VIP Mid Cap Growth

Ivy Funds VIP Money Market

Ivy Funds VIP Science and Technology

Ivy Funds VIP Small Cap Growth

Ivy Funds VIP Value

Ivy Funds VIP Pathfinder Aggressive

Ivy Funds VIP Pathfinder Moderately Aggressive

Ivy Funds VIP Pathfinder Moderate

Ivy Funds VIP Pathfinder Moderately Conservative

Ivy Funds VIP Pathfinder Conservative

Amended and effective August 11, 2010 with additional series of Ivy Funds VIP Global Bond and Ivy Funds VIP Limited-Term Bond.

APPENDIX B

TO INVESTMENT MANAGEMENT AGREEMENT

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

FEE SCHEDULE

A cash fee computed each day on net asset value for each Fund at the annual rates listed below*:

Asset Strategy
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Balanced
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Bond
Net Assets	Fee
Up to $1 billion	0.475%
Over $1 billion and up to $1.5 billion	0.450%
Over $1.5 billion	0.400%

Core Equity
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Dividend Opportunities
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Energy
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Global Bond
Net Assets	Fee
Up to $500 million	0.625%
Over $500 million and up to $1 billion	0.60%
Over $1 billion and up to 1.5 billion	0.55%
Over $1.5 billion	0.50%

Growth
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

High Income
Net Assets	Fee
Up to $500 million	0.625%
Over $500 million and up to $1 billion	0.600%
Over $1 billion and up to $1.5 billion	0.550%
Over $1.5 billion	0.500%

International Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Limited-Term Bond
Net Assets	Fee
Up to $500 million	0.50%
Over $500 million and up to $1 billion	0.45%
Over $1 billion and up to $1.5 billion	0.40%
Over $1.5 billion	0.35%

Mid Cap Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Money Market
A cash fee computed each day on net asset values for the Fund at the annual rate of 0.40% of net assets.

Science & Technology
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Small Cap Growth
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Value
Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Ivy Funds VIP Pathfinder Aggressive
Ivy Funds VIP Pathfinder Moderately Aggressive
Ivy Funds VIP Pathfinder Moderate
Ivy Funds VIP Pathfinder Moderately Conservative
Ivy Funds VIP Pathfinder Conservative

Net Assets	Fee
All net assets	0.00%

*	If a Fund’s net assets are less than $25 million, WRIMCO has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.

Amended and effective August 11, 2010, with addition of series of Ivy Funds VIP Global Bond and Ivy Funds VIP Limited-Term Bond.

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